Exhibit 10.30

ENBRIDGE INC.

SENIOR EXECUTIVES’ DEFERRED STOCK UNIT PLAN

November 1, 2025

1.
DEFINED TERMS

As used herein, the following terms shall have the following meanings, respectively:

“Administrator” means the SVP & Chief Human Resources, and Inclusion Officer of the Corporation, or the equivalent position, unless otherwise determined pursuant to Section 3;

“Beneficiary” means any individual who, on the date of a Participant’s death, is a dependant or relation of such Participant and is designated in accordance with this Plan and applicable laws to receive the value of the Deferred Stock Units credited to the Participant on the date of death, or where no such individual has been validly designated by the Participant, or where the individual so designated does not survive the Participant, the Participant’s legal representative;

“Board” means the Board of Directors of the Corporation;

“Canadian Taxpayer” means an individual whose income is subject to Canadian federal income taxation;

“Code” means the United States Internal Revenue Code of 1986, or any successor statute, and the Treasury Regulations and other authoritative guidance issued thereunder;

“Corporation” means Enbridge Inc., and includes any successor corporation thereto;

“Deferred Stock Unit Account” has the meaning set forth in Subsection 5(a);

“Deferred Stock Units” or “DSUs” mean units credited to a Participant in accordance with Subsection 5(b);

“Election Form” means the election form required to be submitted by a Participant to the Corporation;

“HRC Committee” means the Human Resources & Compensation Committee of the Board;

“Market Value”, as of a particular day, means the weighted average of the trading price for one (1) Share on The Toronto Stock Exchange for the five (5) Trading Days immediately preceding that day;

“Participant” means an individual who becomes a participant of the Plan in accordance with Section 4 and Section 5(e);

“Plan” means this Senior Executives’ Deferred Stock Unit Plan effective November 1, 2025, as the same may be amended or varied from time to time;

“Retirement Date”, in respect of a Participant, means the effective date on which the Participant ceases to be an employee of the Corporation and/or of a person related to the Corporation for the purposes of the Income Tax Act (Canada), for any reason whatsoever;

“Share” means a common share in the capital of the Corporation;

“STIP Payment” means the amount payable to a Participant under the STIP Plan, calculated in accordance with the STIP Plan;

“STIP Payment Date” means the date on which Participants would normally receive a STIP Payment;

“STIP Plan” means the Corporation’s Short Term Incentive Plan as amended and restated effective January 1, 2024, as the same may be amended or varied from time to time;

“Subsidiary” means

(i) any corporation that is a subsidiary (as such term is defined in the Canada Business Corporations Act) of the Corporation, as such provision is from time to time amended, varied or re-enacted;

(ii) any partnership or limited partnership that is controlled by the Corporation (the Corporation will be deemed to control a partnership or limited partnership if the Corporation possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such partnership or limited partnership, whether through the ownership of voting securities, by contract or otherwise); and

(iii) subject to regulatory approval, any corporation, partnership, limited partnership, trust, limited liability company or other form of business entity that the HRC Committee determines ought to be treated as a subsidiary for purposes of the Plan, provided that the HRC Committee shall have the sole discretion to determine that any such entity has ceased to be a subsidiary for purposes of the Plan;

“Trading Day” means any day, other than a Saturday or Sunday, on which The Toronto Stock Exchange is open for trading; and

“US Taxpayer” has the meaning ascribed to it in Appendix A of this Plan.

2.
PURPOSE AND OBJECTIVES
(a)
The purpose of this Plan is to provide a deferred compensation system in relation to STIP Payments for Participants. The Plan is meant to be a prescribed plan under paragraph 6801(d) of the Income Tax Regulations (Canada), or any successor provision, in order to qualify as a “prescribed plan or arrangement” for the purposes of the definition of a “salary deferral arrangement” contained in subsection 248(1) of the Income Tax Act (Canada).
(b)
The objectives of this Plan are:

(i)
to attract, retain, and engage the services of the most qualified employees to execute the business plans of the Corporation and its Subsidiaries;
(ii)
to provide competitive levels of compensation by considering various pay components typically provided to senior leadership employees; and
(iii)
to deliver such compensation in a tax effective manner.
3.
ADMINISTRATION
(a)
Subject to any determinations or approvals required to be made by the Board, the HRC Committee will administer this Plan in its sole discretion. The HRC Committee shall have the power to interpret the provisions of this Plan and to make regulations and formulate administrative provisions for its implementation, and to make such changes in the regulations and administrative provisions as, from time to time, the HRC Committee deems proper and in the best interests of the Corporation. Such regulations and provisions may include the delegation to any member(s) of the Board or any officer(s) of the Corporation or its Subsidiaries of such administrative duties and powers of the HRC Committee as it may see fit. The HRC Committee may amend the Plan to correct, remedy or reconcile any errors, inconsistencies or ambiguities in this Plan. The determinations of the HRC Committee in the administration of the Plan shall be final and conclusive.
(b)
The HRC Committee shall have the authority to waive, amend or otherwise vary eligibility criteria under the Plan, where in the opinion of the HRC Committee it is reasonable to do so, it does not materially prejudice the rights of a Participant under the Plan, it does not cause the Participant to be subject to adverse tax treatment and it does not cause the Plan to cease to meet the conditions and requirements of paragraph 6801(d) of the Income Tax Regulations (Canada) and any successor to such provision.
(c)
Subject to any determinations or approvals required to be made by the HRC Committee under the Plan, the Administrator shall have authority to administer the Plan.
4.
application AND ELIGIBILITY
(a)
An individual who is (i) a senior management employee of the Corporation or a Subsidiary, (ii) a Canadian Taxpayer, and (iii) designated by the Administrator as eligible to participate in the Plan, may become a Participant of the Plan. This Plan applies to each Participant. Subject to Subsection 5(h), this Plan shall cease to apply to the Participant on the Participant’s Retirement Date. For the avoidance of doubt, if a Participant ceases to be a Canadian Taxpayer after receiving Deferred Stock Units, then additional Deferred Stock Units shall not be credited to the Deferred Stock Unit Account of such Participant, unless and until the participant becomes a Canadian Taxpayer again.
(b)
The award of Deferred Stock Units to a US Taxpayer shall be subject to the terms and conditions set forth in Appendix A. The Plan and Appendix A are complementary to each other and shall, with respect to an award of Deferred Stock Units to a US Taxpayer, be read and deemed as one. In the event of a contradiction between the Plan and Appendix A, Appendix A will prevail, but only to the extent that it is in reference to a US Taxpayer and otherwise required by the Code.
5.
DEFERRED STOCK UNITS
(a)
Deferred Stock Unit Account

An account, to be known as a “Deferred Stock Unit Account”, shall be maintained by the Corporation for each Participant and will show the number of Deferred Stock Units credited to a Participant, to six (6) decimal places, from time to time.

(b)
Crediting Deferred Stock Unit Account

In respect of any amount of STIP Payment payable to a Participant in Deferred Stock Units in accordance with the election percentage set out in Subsection 5(d), the number of Deferred Stock Units to be credited to that Participant will be calculated by dividing the dollar amount of the STIP Payment payable to that Participant on the STIP Payment Date by the Market Value on the Trading Day immediately preceding such date.

(c)
Additional Deferred Stock Units from Dividends on Shares

In addition to Subsection 5(b), whenever any cash dividend or other cash distribution is paid on the Shares, additional Deferred Stock Units will be credited to the Participant’s Deferred Stock Unit Account. The number of such additional Deferred Stock Units will be calculated by dividing the aggregate dividends that would have been paid to such Participant if the Deferred Stock Units in the Participant’s Deferred Stock Unit Account had been Shares, by the Market Value of a Share on the date on which the dividends are paid on the Shares, or such other methodology determined by the Administrator.

(d)
Choice of STIP Payment Mix
(i)
On or before December 31 of the preceding year in which a STIP Payment will be earned, each Participant shall elect the portion of such STIP Payment to be received by the Participant in cash and/or Deferred Stock Units in increments of 5% (totaling 100% of the STIP Payment payable to such Participant), provided that no more than ninety percent (90%) of the STIP Payment may be elected to be paid in Deferred Stock Units.
(ii)
The portion of the STIP Payment payable to the Participant in cash shall be payable in all respects in accordance with the terms of the STIP Plan.
(iii)
In all cases, the Participants’ elections shall be irrevocable and shall remain in force from the date of such election until the date of the next election.
(e)
Election Form

Each employee eligible to participate in the Plan pursuant to Section 4 may become a Participant by delivering to the Corporation a completed Election

Form, which shall be irrevocable, indicating their elected STIP Payment mix by the timeline set out above, failing which the employee shall be deemed to have elected to receive one hundred (100%) of the STIP Payment in cash.

(f)
Redemption of Deferred Stock Units
(i)
Deferred Stock Units (and fractional Deferred Stock Units) credited to a Participant’s Deferred Stock Unit Account shall not be redeemable except upon the Participant’s Retirement Date.
(ii)
Upon the Retirement Date of a Participant, no further Deferred Stock Units will be credited to such Participant’s Deferred Stock Unit Account, and any election by such Participant to receive any future STIP Payment in the form of Deferred Stock Units shall be revoked.
(g)
Elected Payment Date(s)

Except as provided in Subsection 5(i), the determined value of all Deferred Stock Units credited to the Deferred Stock Unit Account, net of required withholdings, shall be paid to a Participant in one or two lump sum cash payments and on a date or dates to be agreed upon by that Participant and the Corporation, provided that the payment date(s) must occur subsequent to the Retirement Date and no later than December 15 of the first calendar year commencing after that Retirement Date.

(h)
No Election Default

If no such payment date agreement is reached pursuant to Subsection 5(g), the payment date will be December 15 of the first calendar year commencing after that Participant’s Retirement Date.

(i)
Payment on Death of a Participant

When a Participant dies, the determined value of all Deferred Stock Units credited to that Participant’s Deferred Stock Unit Account, net of applicable withholdings, shall be paid in one lump sum cash payment to the Participant’s Beneficiary as soon as practicable after the Participant’s death, provided that the payment date must occur subsequent to the Retirement Date and no later than December 15 of the first calendar year commencing after that Retirement Date.

(j)
Determining Value

To determine the value of Deferred Stock Units for the purposes of a payment to a Participant, a Deferred Stock Unit will be valued equal to the Market Value on the Trading Day immediately preceding the Retirement Date multiplied by the number of Deferred Stock Units (including fractional Units) credited to a Participant’s Deferred Stock Unit Account.

(k)
Determination of Value if Shares Not Publicly Traded

Should the Shares not be publicly traded on The Toronto Stock Exchange at the relevant time such that the Market Value cannot be determined in accordance with the formulae set out in the definitions of that term, such value shall be determined by the Board acting in good faith.

(l)
Effect of Reorganization of the Corporation

In the event of any merger, consolidation or other reorganization of the Corporation in which the Corporation is not the surviving or continuing corporation, all Deferred Stock Units granted hereunder and outstanding on the date of such reorganization shall be assumed by the surviving or continuing corporation.

(m)
Prohibition on Transfer of Rights

The rights and interests of a Participant under this Plan, including the Deferred Stock Units, shall not be assignable or transferable, otherwise than in case of death as set out in Subsection 5(i).

6.
TAXES AND REPORTING
(a)
Prior to the delivery of any cash under this Plan, the Corporation shall have the power and the right to deduct or withhold, or to require a Participant to remit to the Corporation, from all amounts otherwise payable to a Participant, all amounts, including applicable taxes, that the Corporation determines are required by law to be withheld with respect to the amount otherwise payable.
(b)
Notwithstanding the foregoing and Section 7, all actions of the Board, the HRC Committee, and the Administrator shall be such that this Plan continuously meets the conditions of paragraph 6801(d) of the Income Tax Regulations (Canada), or any successor provision, in order to qualify as a “prescribed plan or arrangement” for the purposes of the definition of a “salary deferral arrangement” contained in subsection 248(1) of the Income Tax Act (Canada).
(c)
Notwithstanding anything else contained herein, each Participant who participates in this Plan shall be responsible for:
(i)
the payment of all applicable taxes including, but not limited to, income taxes payable in connection with the payment of the value of the Deferred Stock Units, subject to deduction and remittance by the Corporation of applicable withholding taxes; and
(ii)
compliance with the continuous disclosure requirements, if any, of the applicable securities commissions or similar regulatory authorities in Canada and those exchanges upon which the Corporation’s shares are traded, and the Corporation, its employees and agents shall bear no liability in connection with the payment of such taxes or the compliance with such disclosure requirements, if any.

7.
AMENDMENTS, ETC.

The HRC Committee may at any time recommend to the Board for its approval the revision, suspension, or discontinuance of this Plan in whole or in part. No such revision, suspension, or discontinuance shall alter or impair the rights of a Participant in respect of Deferred Stock Units previously granted or received under this Plan, without the consent of that Participant.

Further, the Plan may be amended at any time, including retroactively, if, in the opinion of the Board, required to conform the Plan to the provisions of Section 409A of the Code and paragraph 6801(d) of the Income Tax Regulations (Canada) and/or to the provisions and requirements of any applicable law. No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary in the Plan.

8.
Conflict with written employment agreement

In the event of a conflict between the terms of this Plan and the terms of any written employment agreement between a Participant and the Corporation, the terms of the written employment agreement shall prevail.

9.
CLAWBACK PROVISIONS

All awards and payments under this Plan will be subject to any claw-back policy of the Corporation, including the Incentive Compensation Clawback Policy, the Enbridge Inc. Clawback Policy for the Mandatory Recovery of Erroneously Awarded Incentive-Based Compensation, and any other claw-back policy adopted to comply with Applicable Laws (as defined below) (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) that the Corporation may adopt from time to time to the extent set forth in such claw-back policy and in accordance with such policy, may be subject to the requirement that the payments under this Plan (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt of any payment under this Plan) be repaid to the Corporation after they have been paid or distributed to the Participant. For the purpose of this Section, “Applicable Laws” means the requirements relating to the administration of incentive plans under Canada and United States federal, provincial and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the common shares of the Corporation are listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where payments under this Plan are made.

10.
DILUTION ADJUSTMENTS

If there is a change in the issued and outstanding Shares of the Corporation by reason of any stock dividend, stock split, consolidation, recapitalization, amalgamation, reorganization, arrangement or other transaction, the HRC Committee may make appropriate adjustments to the number or kind of shares or securities of the Corporation upon which Deferred Stock Units are based under this Plan, and as regards to Deferred Stock Units previously granted or to be granted pursuant to this Plan, in the number or kind of shares or securities of the Corporation upon which Deferred Stock Units are based.

11.
currency

Except where expressly provided otherwise all references in the Plan to currency refer to lawful Canadian currency.

12.
GOVERNING LAW

This Plan is created under and is to be governed, construed and administered in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

13.
Termination of plan

The Board may, in its sole discretion and without the consent of any Participant, terminate the Plan at any time by giving written notice thereof to each Participant. Following termination of the Plan, additional Deferred Stock Units shall not be credited to Deferred Stock Unit Accounts of Participants. Notwithstanding the termination of the Plan, all amounts distributable under the Plan shall be paid to the persons entitled thereto on the date on which such distributions would have been made had the Plan not been terminated.

14.
EFFECTIVE DATE

This Plan is effective as of November 1, 2025, and may be amended from time to time.

Appendix A

1.
General

This Appendix A sets forth certain rules and limitations applicable to an award of DSUs to a Participant who is or was, at the time in which a STIP Payment that is subject to a deferral election was earned, a citizen or resident of the United States and/or otherwise subject to taxation in the United States (“US Taxpayer”). Terms defined in the Plan and used herein shall have the meanings set forth in the Plan document, as amended from time to time.

In the event of a contradiction between the Plan and this Appendix A, this Appendix A will prevail, but only to the extent that it is in reference to a US Taxpayer and otherwise required by the Code (defined below).

All DSUs issued under the Plan to a US Taxpayer are intended to comply with or be exempt from the requirements of Section 409A of the Code, and be a prescribed plan under paragraph 6801(d) of the Income Tax Regulations (Canada), or any successor provision, in order to qualify as a “prescribed plan or arrangement” for the purposes of the definition of a “salary deferral arrangement” contained in subsection 248(1) of the Income Tax Act (Canada). This Appendix A, and the Plan as it relates to US Taxpayers, shall be interpreted and applied in a manner that complies with the requirements of Section 409A of the Code and paragraph 6801(d) of the Income Tax Regulations (Canada).

2.
DEFINED TERMS

As used herein for purposes of Appendix A, the following terms shall have the following meanings, respectively:

“Separation from Service” has the meaning set forth in Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. Section 1.409A-1(h).

“Specified Employee” has the meaning set forth in Section 409A(a)(2)(B)(i) of the Code and Treas. Reg. Section 1.409A-1(i).

3.
RULES GOVERNING DSUs
(a)
Initial Election. Section 5(d) of the Plan shall be applied in a manner consistent with Section 409A of the Code. For this purpose, the election form shall allow Participants to elect both the deferral amount and the time of payment (in all cases, after a Separation from Service and no later than December 15 of the first calendar year commencing after that US Taxpayer’s Separation from Service).
(b)
Payment Upon a Separation from Service. The procedures regarding the elected payment date in Section 5(g) of the Plan do not apply to US Taxpayers. For purposes of US Taxpayers subject to this Appendix A, references in the Plan to Retirement Date shall be construed as also requiring a simultaneous Separation of Service. Unless otherwise validly elected in a US Taxpayer’s Election Form and subject to Section 3(d) of Appendix A, payments of DSUs shall be made on December 15 of the first calendar year commencing after that US Taxpayer’s Separation from Service, which must also be a Retirement Date. If such US Taxpayer does not experience a simultaneous Separation from Service and

Retirement Date, such DSUs shall be immediately and irrevocably forfeited. The Corporation and the Participant who is a US Taxpayer shall take any and all reasonable actions to ensure the Participant does not experience a Retirement Date but not a Separation from Service, and vice versa.
(c)
Death. In the event of death of a Participant who is a US Taxpayer, payment will be made in the same form and time as set forth in the Plan.
(d)
Specified Employees. Notwithstanding anything in the Plan to the contrary, if a Participant who is a US Taxpayer is a Specified Employee as of the date of their Separation from Service, then no distribution of such Participant's account shall be made upon the Participant's Separation from Service until the first payroll date of the seventh month following the Participant's Separation from Service (or, if earlier, upon the date of the Participant's death).
4.
amendment

Any amendment under Section 7 of the Plan shall only impact a Participant who is a US Taxpayer to the extent such amendment complies with Section 409A of the Code.